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Exhibit 4.2

NUMBER	[PICTURE]	SHARES

Hispanic Broadcasting Corporation

This Certifies that                                                                                                                        is the registered holder of                                                                                                                    Shares

of Class B Common Stock, par value $.001

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this                              day of                               A.D.

David Gerow, Secretary	[SEAL]	McHenry T. Tichenor, Jr., President

FRED L. LAKE & CO., INC.
Dallas, Texas 75207

For value received                                                           hereby sell, assign and transfer unto
                                                                                                                                               , shares of the capital stock represented by the within certificate and do hereby irrevocably constitute and appoint                                                                                                                                                     Attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated

In presence of

NOTICE:    THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

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  Exhibit 4.2
Hispanic Broadcasting Corporation